Registration No. 333-164827

Registration No. 333-233949

Registration No. 333-74682

Registration No. 333-67121

Registration No. 333-12737

Registration No. 033-63739

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

Post-Effective Amendment No. 2 to the Registration Statement on Form S-8 (File No. 333-164827)

Post-Effective Amendment No. 3 to the Registration Statement on Form S-8 (File No. 333-233949)

Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 (File No. 333-74682)

Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 (File No. 333-67121)

Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 (File No. 333-12737)

Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 (File No. 033-63739)

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

COHERENT CORP.

(Exact name of registrant as specified in its charter)

Pennsylvania (State or other jurisdiction of incorporation or organization)	25-1214948 (I.R.S. Employer Identification No.)

375 Saxonburg Boulevard, Saxonburg, PA (Address of principal executive offices)	16056 (Zip Code)

II-VI Incorporated 2009 Omnibus Incentive Plan

Amended and Restated Finisar Corporation 2005 Stock Incentive Plan

II-VI Incorporated Stock Option Plan of 2001

II-VI Incorporated Stock Option Plan of 1997

II-VI Incorporated Deferred Compensation Plan

II-VI Incorporated 1994 Nonemployee Directors Stock Option Plan

(Full title of the plans)

Ronald Basso

Chief Legal and Compliance Officer & Corporate Secretary

Coherent Corp.

375 Saxonburg Boulevard

Saxonburg, PA 16056

(Name and address of agent for service)

(724) 352-4455

(Telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company (as defined in Rule 12b-2 of the Exchange Act):

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

EXPLANATORY NOTE

This is (i) Post-Effective Amendment No. 2 to the Registration Statement on Form S-8 (File No. 333-164827), filed by the Registrant with the Commission on February 10, 2010, relating to the II-VI Incorporated 2009 Omnibus Incentive Plan; (ii) Post-Effective Amendment No. 3 to the Registration Statement on Form S-8 (File No. 333-233949), filed by the Registrant with the Commission on September 26, 2019, relating to (a) the Amended and Restated Finisar Corporation 2005 Stock Incentive Plan (As Amended and Restated Effective September 2, 2014) and (b) the Finisar Corporation 401(k) Profit Sharing Plan; (iii) Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 (File No. 333-74682), filed by the Registrant with the Commission on December 6, 2001, relating to the II-VI Incorporated Stock Option Plan of 2001; (iv) Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 (File No. 333-67121), filed by the Registrant with the Commission on November 12, 1998, relating to the II-VI Incorporated Stock Option Plan of 1997; (v) Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 (File No. 333-12737), filed by the Registrant with the Commission on September 26, 1996, relating to the II-VI Incorporated Deferred Compensation Plan; and (vi) Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 (File No. 033-63739), filed by the Registrant with the Commission on October 27, 1995, relating to the II-VI Incorporated 1994 Nonemployee Directors Stock Option Plan.

Coherent Corp. (previously known as II-VI Incorporated) (“Company”) previously filed with the Securities and Exchange Commission registration statements on Form S-8 named in the preceding paragraph (collectively, the “Prior Registration Statements”) with respect to shares of common stock of the Company, no par value (the “Common Stock”). Pursuant to the undertakings contained in the Prior Registration Statements and in Item 512(a)(3) of Regulation S-K to remove from registration, by means of a post-effective amendment, any of the securities registered that remain unsold at the termination of the offering, the Company is filing these post-effective amendments to the Prior Registration Statements to reflect that the offering and sale of Common Stock thereunder has been terminated and that any remaining Common Stock thereunder hereby is removed from registration.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused these Post-Effective Amendments to the named Prior Registration Statements to be signed on its behalf by the undersigned, thereunto duly authorized, in the Borough of Saxonburg, Commonwealth of Pennsylvania, on this 17th day of November, 2023.

COHERENT CORP.

By:	/s/ Ronald Basso
Ronald Basso.
Chief Legal and Compliance Officer & Corporate Secretary

Note:	Pursuant to Rule 478 under the Securities Act, no other person is required to sign these Post-Effective Amendments to the Registration Statements.